CoinShares Bitcoin ETF 10-K

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 (No. 333-252344) of CoinShares Bitcoin ETF of our report dated March 10, 2026 relating to the financial statements, which appears in this Form 10-K.

Cohen & Company, Ltd.

Milwaukee, Wisconsin

March 10, 2026